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                                                        EXHIBIT 10.18


          INDEMNIFICATION AGREEMENT, dated as of February 20, 2002 (the "Agreement"), between Ottaway Newspapers, Inc. ("Parent") and Newspaper Holdings, Inc., a Delaware corporation (the "Buyer"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Asset Agreements (as defined below). For the purposes of this Agreement, the term "Sellers" means all of the Sellers, as defined in the respective Asset Agreements; "Seller Assets" means all of the Seller Assets, as defined in the respective Asset Agreements; the term "Businesses" means all of the Businesses, as defined in the respective Asset Agreements; the term "MTI Assets" means all of the MTI Assets, as defined in the respective Asset Agreements; the term "Excluded Liabilities" means all of the Excluded Liabilities, as defined in the respective Asset Agreements; the term "Purchase Price" means the aggregate of the Purchase Prices, as defined in the respective Asset Agreements; the term "Seller Schedules" means all of the Seller Schedules to the Asset Agreements.

          WHEREAS, the Parent, the Buyer, the Sellers and The Mail Tribune, Inc. ("MTI") are entering into four Agreements of Purchase and Sale, each dated as of the date hereof (together, the "Asset Agreements");

          WHEREAS, pursuant to the Asset Agreements, the Sellers are selling to the Buyer, and the Buyer is buying from the Sellers, the Seller Assets and the Businesses, and MTI is selling to the Buyer, and the Buyer is buying from MTI, the MTI Assets;

          In consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree that, subject to the conditions herein contained:

	      1. Indemnification by the Parent. The Parent hereby agrees to indemnify the Buyer and its officers, directors, employees and stockholders against, and agrees to defend and hold them harmless from, any claims, losses, liabilities, damages, judgments, costs and expenses (including, attorneys' fees and expenses) (collectively, "Losses") caused proximately by:

           (a) any breach by any of the Sellers, the Parent or MTI of its representations and warranties or covenants and agreements contained in the Asset Agreements (other than any breach as to which the Buyer had knowledge as of the Closing Date); or

           (b)  any Excluded Liabilities;

provided, however, that (i) the Parent shall not have any liability pursuant to clause (a) above for any breach that results in a Loss of less than $10,000.00; (ii) the Parent shall not have any liability pursuant to clause
(a) above unless the aggregate of all Losses, for which the Parent would, but for this proviso, be liable, exceeds, on a cumulative basis, Nine Hundred Thousand Dollars ($900,000), in which case the Parent shall be liable for the amount of such Losses in excess of Five Hundred Thousand Dollars ($500,000); and (iii) notwithstanding any other provision of this Agreement, the Parent's liability for asbestos abatement at any site shall be limited to performing or paying for commercially reasonable performance of the abatement described in the abatement plans included in the Environmental Site Assessments attached to the Seller Schedules (with a maximum expenditure of $50,000 for

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abatement at the Ashland property); provided, however, that notwithstanding anything contained in this Agreement to the contrary, excluding any liability pursuant to clause (b) above for which the Parent shall be liable without limit as to the amount thereof, the aggregate cumulative liability of the Parent pursuant to this Section 1 shall not exceed Five Percent (5%) of the Purchase Price. In the event that a Loss arises as a proximate result of an event or circumstance constituting both a breach of a representation and warranty of any of the Sellers, the Parent or MTI under the Asset Agreements and a breach of a covenant of any such Seller, the Parent or MTI thereunder, the Buyer's right to be indemnified against such Loss shall be subject to the aggregate minimum threshold described above as if such event or circumstance constituted solely a breach of the applicable representation and warranty. The Buyer shall make the books and records of the Buyer relating to the relevant Loss available to the Parent and shall make its employees available for interviews and similar matters to assist the Parent prosecuting such claims; provided, however, that the Buyer shall be reimbursed by the Parent for all out-of-pocket costs incurred in connection with the Buyer's efforts to so assist the Parent as provided herein.

          2. Indemnification by the Buyer. The Buyer hereby agrees to indemnify each Seller, MTI and the Parent and their respective officers, directors, employees and stockholders against, and agrees to defend and hold them harmless from, any Losses caused proximately by:

           (a) any breach by the Buyer of its representations and warranties or covenants and agreements contained in the Asset Agreements (other than any breach as to which the Parent had knowledge as of the Closing Date); or

           (b) any Assumed Liability;

provided, however, that (i) the Buyer shall not have any liability pursuant to clause (a) above for any breach that results in a Loss of less than $10,000.00; and (ii) the Buyer shall not have any liability pursuant to clause (a) above unless the aggregate of all Losses for which the Buyer would, but for this proviso, be liable, exceeds, on a cumulative basis, Nine Hundred Thousand Dollars ($900,000), in which case the Buyer shall be liable for the amount of all such Losses in excess of Five Hundred Thousand Dollars ($500,000); provided, however, that notwithstanding anything contained herein to the contrary, excluding liability pursuant to clause (b) above for which the Buyer shall be liable without limit as to the amount thereof, the Buyer's aggregate liability pursuant to this Section 2 shall not exceed Five Percent (5%) of the Purchase Price. In the event that a Loss arises as a proximate result of an event or circumstance constituting both a breach of a representation and warranty of the Buyer under the Asset Agreements and a breach of a covenant of the Buyer thereunder, the Sellers', MTI's and the Parent's right to be indemnified against such Loss shall be subject to the aggregate minimum threshold described above as if such event or circumstance constituted solely a breach of the applicable representation and warranty. The Sellers, MTI and the Parent shall make the books and records of the Sellers, MTI and the Parent relating to the relevant Loss available to the Buyer and shall make its employees available for interviews and similar matters to assist the Buyer prosecuting such claims; provided, however, that the Sellers, MTI and the Parent shall be reimbursed by the Buyer for all out-of-pocket costs incurred in connection with the Sellers', MTI's or the Parent's efforts to so assist the Buyer as provided herein.

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          3.  Procedure For Third Party Claims .  With respect to any claim for indemnification hereunder other than a Third Party Claim (as defined in Section 8.4 below), the party or parties receiving such claim shall have fifteen (15) business days from receipt of written notice of such claim within which to respond. If the party receiving such claim does not respond within such fifteen (15) business day period, the party receiving such claim shall be deemed to have accepted responsibility to make payment and shall have no further right to contest " \l 2 . (a) In order for a party (the "indemnified party"), to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any entity or person not a party hereto against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party promptly in writing of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party actually shall have been prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). The indemnified party shall deliver to the indemnifying party, within five (5) business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

           (b) If a Third Party Claim is made against an indemnified party, the indemnifying party will be entitled to participate in the defense thereof and, if it chooses, to assume the defense thereof at its own cost and expense with counsel selected by the indemnifying party. Should the indemnifying party elect to assume the defense of a Third Party Claim, the indemnifying party will not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof unless the indemnified party shall have reasonably determined that there may be one or more defenses which are available to it which are different from or in addition to those available to the indemnifying party. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense unless the circumstances described in the immediately preceding sentence are present. The indemnifying party shall be liable for the reasonable fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof (other than during any period in which the indemnified party shall have failed to give notice of the Third Party Claim as provided above unless it is finally determined pursuant to the provisions of Section 3 hereof that the indemnified party is not entitled to indemnification under this Agreement). If the indemnifying party chooses to defend a Third Party Claim, the indemnified party shall cooperate in the defense thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees, consultants and independent contractors available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and to provide testimony.

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If the indemnifying party chooses to defend any Third Party Claim, the indemnifying party shall not agree to any settlement, compromise or discharge of such Third Party Claim without the prior written consent of the indemnified party (not to be unreasonably withheld or delayed), unless such settlement, compromise or discharge provides solely for monetary relief and does not impose an injunction or other equitable relief on the indemnified party. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent.

         4. Limitations on Computation of Dollar Amount of Claims. The indemnification obligations of the parties hereunder shall be limited to the obligation to make the other party whole on a dollar for dollar basis for assets lost or diminished, liabilities increased or expenses and costs actually incurred, and under no circumstances shall the indemnifying party be liable for claims by the party seeking indemnification that as a consequence of the breach in question the party seeking indemnification has incurred consequential, enhanced, punitive, special or exemplary damages.

         5. Exclusivity of Remedies. The remedies of any party hereto for breaches by another party of any representation, warranty, covenant or agreement under the Asset Agreements, or otherwise arising out of any matter pertaining thereto, shall be limited to the right of indemnification provided in this Agreement, and such right of indemnification shall be exclusive of any and all other rights or remedies which might be available to a party upon the occurrence of any such breach or with respect to such other matter whether such other right or remedy would otherwise be available at law or in equity.

         6. Net Recovery. The amount which a party hereto is or may be required to pay to any other party pursuant to this Agreement shall be reduced by any actual or reasonably anticipated insurance proceeds, tax benefits or other amounts recoverable by or on behalf of the party claiming a right to indemnification, in reduction of the related Losses.

          7. Asset Agreement Purchase Price. All indemnification payments under this Agreement shall be deemed adjustments to the Purchase Price.



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                  IN WITNESS WHEREOF, each of the parties hereto has signed
this Agreement or has caused this Agreement to be signed by its duly authorized officers as of the date first above written.


                                          OTTAWAY NEWSPAPERS, INC.




                                       By:/s/Joseph Richter
                                          -------------------------
                                           Name:Joseph Richter
                                           Title:President



                                           NEWSPAPER HOLDINGS, INC.



                                       By:/s/Michael Reed
                                          -------------------------
                                           Name:Michael Reed